Exhibit 99.1

Verso Corporation Board of Directors Forms Strategic Alternatives Committee

MIAMISBURG, Ohio, Sept. 21, 2017 /PRNewswire/ -- Verso Corporation (NYSE: VRS) today announced that its board of directors, as part of its ongoing efforts to maximize stockholder value, has formed a Strategic Alternatives Committee comprised of independent directors Eugene I. Davis, Alan J. Carr and Steven D. Scheiwe, with Mr. Davis serving as chairperson. The committee, with the assistance of Houlihan Lokey Capital, Inc., the company's financial advisor, will lead Verso's continuing efforts to identify and evaluate a range of potential strategic transaction alternatives, including the possible sale of some Verso mills, engage in discussions and oversee the due diligence process with parties potentially interested in transactions with the company, and recommend to the board whether any proposed transaction is in the best interests of the company and its stockholders.

"Verso is committed to exploring strategic transaction alternatives, and the committee will facilitate this process," said Verso Chairman of the Board Rob Amen. "The committee is charged with proceeding expeditiously, but will evaluate alternatives carefully for their ability to provide superior value to Verso's stockholders."

There is no assurance that the review of strategic alternatives will result in any transaction or other strategic alternative. Verso does not intend to make any further disclosure concerning these matters until a definitive transaction agreement is reached or a determination is made that none will be pursued.

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. The leading North American producer of printing and specialty papers and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso's long-standing reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso's passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words "believe," "expect," "anticipate," "project," "plan," "estimate," "intend," "potential" and other similar expressions. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management's current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso's actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including those risks and uncertainties listed under the caption "Risk Factors" in Verso's Form 10-K for the fiscal year ended December 31, 2016 and from time to time in Verso's other filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

CONTACT: Investor contact: investor.relations@versoco.com, 937-528-3220; Media contact: Kathi Rowzie, Vice President, Communications and Public Affairs, 937-528-3700, kathi.rowzie@versoco.com